UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

______________________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

______________________________

Date of report (Date of earliest event reported):  May 20,  2015

LAKE SHORE BANCORP, inc.

(Exact name of registrant as specified in its charter)

United States	000-51821	20-4729288
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

31 East Fourth Street, Dunkirk, NY 14048

(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (716) 366-4070

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ]   Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07Submission of Matters to a Vote of Security Holders.

On May 20,  2015, Lake Shore Bancorp, Inc. (the “Company”) held its Annual Meeting of Shareholders, at which time shareholders were asked to consider three proposals, as follows:

1.	To elect three (3) directors to the Board of Directors of the Company for a three year term expiring in 2018;

2.	To approve, on an advisory basis, a non-binding resolution regarding the compensation of our named executive officers;

3.	To ratify the appointment of Baker Tilly Virchow Krause, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2015.

The shareholders elected the directors to the term stated above, approved the non-binding resolution regarding the compensation of our named executive officers and ratified the appointment of Baker Tilly Virchow Krause, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2015.

The vote tabulation was as follows:

1.	Election of three (3) directors to serve on the Board of Directors of the Company for a three-year term expiring in 2018.

	Votes For	Votes Withheld	Broker Non-Votes
David C. Mancuso (2018)	4,759,865	282,180	597,479
Gary W. Winger (2018)	4,772,646	269,399	597,479
Nancy L. Yocum (2018)	4,773,999	268,046	597,479

2.	To approve, on an advisory basis, a non-binding resolution regarding the compensation of our named executive officers.

	Votes For	Votes Against	Votes Abstained	Broker Non-Votes
Number of votes	4,694,959	305,462	41,624	597,479

3.	To ratify the appointment of Baker Tilly Virchow Krause, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2015.

Votes For	Votes Against	Votes Abstained
5,609,327	29,045	1,152

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LAKE SHORE BANCORP, inc.
By:	/s/ Rachel A. Foley
Name:	Rachel A. Foley
Title:	Chief Financial Officer

Date: May 21,  2015